                                                            EXHIBIT (b)(4)(i)(A)

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA
--------------------------------------------------------------------------------

    Executive Office:         Annuity Service Office:           Home Office
  116 Huntington Avenue            P.O. Box 9230            Wilmington, Delaware
     Boston, MA 02116          Boston, MA 02205-9230
                                   1-800-344-1029

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   We Agree to pay the benefits of this Contract in accordance with its terms.

            This Contract is issued in consideration of the Payments.


                           TWENTY DAY RIGHT TO REVIEW

The Contract Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 20 days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay the Contract Value, computed at the end of the Valuation Period during which the Contract is received by us, to the Contract Owner.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this 20 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Contract is received by us or (ii) sum of all Payments.

         Signed for the Company at its Executive Office, Boston, Massachusetts, on the Contract Date.

                DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 8
                  DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 9




              Vice President                               President


        Flexible Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating


ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.



VENTURE.001

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity. This Contract provides that prior to the Maturity Date, the Contract Value for an Owner will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of an Owner's Variable Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Contract Specifications Page.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Contract Specifications Page                                                Page

PART  1 - DEFINITIONS .................................................      1

PART  2 - GENERAL PROVISIONS ..........................................      2

PART  3 - OWNERSHIP ...................................................      4

PART  4 - BENEFITS ....................................................      5

PART  5 - PAYMENTS ....................................................      7

PART  6 - VARIABLE ACCOUNT PROVISIONS .................................      8

PART  7 - FIXED ACCOUNT PROVISIONS ....................................      9

PART  8 - ANNUITY PROVISIONS ..........................................     10

PART  9 - TRANSFERS ...................................................     11

PART 10 - WITHDRAWAL PROVISIONS .......................................     12

PART 11 - FEES AND DEDUCTIONS .........................................     15

PART 12 - LOAN PROVISION ..............................................     15

PART 13 - PAYMENT OF CONTRACT BENEFITS ................................     15

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:              NON-QUALIFIED

CONTRACT DATE:                    10/21/1997      MATURITY DATE:      10/21/2027

INITIAL PURCHASE PAYMENT:         $10,000.00      CONTRACT NUMBER:    000000020

INITIAL ALLOCATION OF NET PURCHASE PAYMENT:
                                         (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS           INITIAL INTEREST RATE       INITIAL GUARANTEE
                                                                 PERIOD EXPIRES
1 YEAR FIXED                    50.00%                 4.10%      10/21/1998



VARIABLE INVESTMENT OPTIONS:

EQUITY                          50.00%






                              -------
TOTAL                          100.00%

OWNER:                        JOHN DOE  CO-OWNER:

ANNUITANT:                    JOHN DOE  AGE:                                  55

CO-ANNUITANT:                           BENEFICIARY:           SEE ATTACHED LIST

                          AVAILABLE INVESTMENT OPTIONS

FIXED INVESTMENT OPTIONS
      1 Year Fixed
      3 Year Fixed
      5 Year Fixed
      7 Year Fixed

VARIABLE INVESTMENT OPTIONS
      Pacific Rim Emerging Markets     Manufacturers Adviser Corporation
      Science & Technology             T. Rowe Price Associates, Inc.
      International Small Cap          Founders Asset Management, Inc.
      Emerging Growth                  Warburg, Pincus Counsellors, Inc.
      Pilgrim Baxter Growth            Pilgrim Baxter & Associates
      Small/Mid Cap                    Fred Alger Management, Inc.
      International Stock              Rowe Price-Fleming International, Inc.
      Worldwide Growth                 Founders Asset Management, Inc.
      Global Equity                    Morgan Stanley Asset Management Inc.
      Small Company Value              Rosenberg Institutional Equity Management
      Growth                           Founders Asset Management, Inc.
      Equity                           Fidelity Management Trust Company
      Quantitative Equity              Manufacturers Adviser Corporation
      Blue Chip Growth                 T. Rowe Price Associates, Inc.
      Real Estate Securities           Manufacturers Adviser Corporation
      Value                            Miller Anderson & Sherrerd, LLP
      International Growth & Income    J.P. Morgan Investment Management Inc.
      Growth and Income                Wellington Management Company, LLP
      Equity-Income                    T. Rowe Price Associates, Inc.
      Balanced                         Founders Asset Management, Inc.
      Aggressive Asset Allocation      Fidelity Management Trust Company
      High Yield                       Miller Anderson & Sherrerd, LLP
      Moderate Asset Allocation        Fidelity Management Trust Company
      Conservative Asset Allocation    Fidelity Management Trust Company
      Strategic Bond                   Salomon Brothers Asset Management Inc.
      Global Government Bond           Oechsle International Advisors, L.P.
      Capital Growth Bond              Manufacturers Adviser Corporation
      Investment Quality Bond          Wellington Management Company, LLP
      U.S. Government Securities       Salomon Brothers Asset Management Inc.
      Money Market                     Manufacturers Adviser Corporation

      Lifestyle Portfolios:            Manufacturers Adviser Corporation
           Conservative 280
           Moderate 460
           Balanced 640
           Growth 820
           Aggressive 1000

                             BENEFICIARY INFORMATION


Please find below the Beneficiary Information for contract number, 000000020, currently on file at The Manufacturers Life Insurance Company of North America:

Jane Doe

PART 1                       DEFINITIONS
--------------------------------------------------------------------------------

WE AND YOU                   "We", "us" and "our" means The  Manufacturers Life
                             Insurance Company of North America. "You" or "your" means the Owner of this Contract.


ACCUMULATION UNIT            A unit of measure that is used to calculate the
                             value of the variable portion of this Contract before the Maturity Date.

ANNUITANT                    Any individual person or persons whose life is used
                             to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Contract Specifications Page and application, unless changed.

ANNUITY OPTION               The method selected by you for annuity payments
                             made by us.

ANNUITY SERVICE OFFICE       Any office designated by us for the receipt of
                             Payments and processing of Contract Owner requests.

ANNUITY UNIT                 A unit of measure that is used after the Maturity
                             Date to calculate Variable Annuity payments.

BENEFICIARY                  The person, persons or entity to whom certain
                             benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CONTINGENT BENEFICIARY       The person, persons or entity who becomes the
                             Beneficiary if the Beneficiary is not alive.

CONTRACT ANNIVERSARY         The anniversary of the Contract Date.

CONTRACT DATE                The date of issue of this Contract as specified on
                             the Contract Specifications Page.

CONTRACT VALUE               The total of the Investment Account Values and, if
                             applicable, any amount in the Loan Account attributable to the Contract.

CONTRACT YEAR                The period of twelve consecutive months beginning
                             on the Contract Date or any anniversary thereafter.

DEBT Any amounts in the Loan Account attributable to the Contract plus any accrued loan interest. The loan provision is applicable to certain Qualified Contracts only.

FIXED ANNUITY                An Annuity Option with payments which are
                             predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT              All the assets of The Manufacturers Life Insurance
                             Company of North America other than assets in separate accounts.

INTERNAL REVENUE CODE        The Internal Revenue Code of 1986, as amended from
(IRC)                        time to time, and any successor statute of similar
                             purposes.

INVESTMENT ACCOUNT           An account established by us which represents your
                             interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE     The value of your investment in an Investment
                             Account.

INVESTMENT OPTIONS           The Investment Options can be either fixed or
                             variable. The Investment Options available under this Contract are shown on the Contract
                             Specifications Page and application.

LOAN ACCOUNT                 The portion of the General Account that is used for
                             collateral when a loan is taken.

MARKET VALUE CHARGE          A charge that may be assessed if amounts are
                             withdrawn or transferred from the fixed Investment
                             Options prior to the end of the interest rate guarantee period.

MATURITY DATE                The date on which annuity benefits commence. It is
                             the date specified on the Contract Specifications
                             Page, unless changed.

NET PAYMENT                  The Payment less the amount of premium tax, if any,
                             deducted from the Payment.

NON-QUALIFIED CONTRACTS      Contracts which are not issued under Qualified
                             Plans.

OWNER OR CONTRACT OWNER      The person, persons or entity entitled to the
                             ownership rights under this Contract. The owner is as designated on the Contract Specifications Page and application, unless changed.

PORTFOLIO OR TRUST           A separate portfolio of Manufacturers Investment
  PORTFOLIO                  Trust, a mutual fund in which the Variable Account
                             invests, or any successor mutual fund.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS          Contracts issued under Qualified Plans.

QUALIFIED PLANS              Retirement plans which receive favorable tax
                             treatment under section 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT             A segregated account of The Manufacturers Life
                             Insurance Company of North America that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)               One or more of the Sub-Accounts of the Variable
                             Account. Each Sub-Account is invested in shares of a different Trust Portfolio.

VALUATION DATE               Any date on which the New York Stock Exchange is
                             open for business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD             Any period from one Valuation Date to the next,
                             measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT             The Manufacturers Life Insurance Company of North
                             America Separate Account A, which is a separate account of The Manufacturers Life Insurance Company of North America.

VARIABLE ANNUITY             An Annuity Option with payments which: (1) are not
                             predetermined or guaranteed as to dollar amount, and (2) vary in relation to the investment experience of one or more specified variable
                             Sub-Accounts.

PART 2                       GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT              The entire contract consists of this Contract, any
                             Contract endorsements, and a copy of the application if one is attached to this Contract when issued. Only our President, Vice-President or Secretary may agree to change or waive any provisions of this Contract. The change or waiver must be in writing.

                             We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

                             The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is issued. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is issued, if required by law.

BENEFICIARY                  The Beneficiary is as designated in the Contract
                             Specifications Page and application, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no Beneficiary or
                             Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF MATURITY DATE      Prior to the Maturity  Date, you may request in
                             writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval.

ASSIGNMENT                   You may assign this Contract at any time prior to
                             the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at the Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS          To the extent permitted by law, no benefits payable
                             under this Contract will be subject to the claims of your, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND PROOF       We may  require  proof of age, sex or survival of
OF AGE, SEX OR SURVIVAL      any person  upon whose age,  sex or survival any
                             payments depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

ADDITION, DELETION           We reserve the right, subject to compliance with
SUBSTITUTION OF              applicable law, to make additions to, deletions
INVESTMENT                   from, or substitutions  for the Portfolio shares
OPTIONS                      that are held by the Variable Account or that the
                             Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible
                             Portfolios and to substitute shares of another
                             Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940.
                             Nothing contained herein shall prevent the Variable
                             Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                             We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

NON-PARTICIPATING            Your Contract is non-participating and will not
                             share in our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS At least once each year we will send you a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION                   The portion of the assets of the Variable Account
                             equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND PLACE OF        All payments made to or by us shall be made in the
PAYMENTS                     lawful currency of the United States of America at
                             the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS        To be effective, all notices and elections you make
                             under this Contract must be in writing, signed by you and received by us at the Annuity Service
                             Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us, complete with all necessary information and your signature, at the Annuity Service Office.

GOVERNING LAW                This Contract will be governed by the laws of the
                             jurisdiction indicated on the Contract
                             Specifications Page.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

PART 3                       OWNERSHIP
--------------------------------------------------------------------------------

GENERAL Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Contract Specifications Page and application or the latest change filed with us. On the Maturity Date, the Annuitant becomes the Owner of the Contract. If amounts become payable to the Beneficiary under the Contract, the Beneficiary becomes the Owner of the Contract.

CHANGE OF OWNER,             Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY       Beneficiary,  you  may  change  the  Owner,
                             Annuitant, or Beneficiary by written request in a form acceptable to us and which is received at the Annuity Service Office. The Annuitant may not be changed after the Maturity Date. You need not send us the Contract unless we request it. Any change must be approved by us. If approved, any change in Beneficiary will take effect on the date you signed the request. If approved, any change in Owner or Annuitant will take effect on the date we received the request at the Annuity Service Office. We will not be liable for any payments or actions taken before the change is approved.

                             The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                             Part 4, Benefits, Death Benefit Before Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. Furthermore, the Death Benefit on the last day of the previous Contract Year shall be set to zero as of the date of the Owner Change. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to your spouse.

                             If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

PART 4                       BENEFITS
--------------------------------------------------------------------------------

ANNUITY BENEFITS             We will pay a monthly income to the Annuitant, if
                             living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                             We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                             On or before the Maturity Date you must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Annuity Payments will continue for 10 years or the lifetime of the Annuitant, if longer.

                             If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" Section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of
                             Part 8 of this Contract.

                             If a Fixed Annuity is used, the portion of the Contract Value used to effect a Fixed Annuity will be applied to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE         A Death Benefit will be determined as of the date
MATURITY DATE                on which written  notice and proof of death and all
                             required claim forms are received at the Company's
                             Annuity Service Office as follows:

                             1. If any Owner dies on or prior to their 85th
                                birthday and the oldest Owner had an attained age of less than 81 years on the Contract Date, the Death Benefit will be determined as follows:

                             (a) During the first Contract Year, the Death
                                 Benefit will be the greater of:

                                   (i)  the Contract Value, or

                                   (ii) the sum of all Payments made, less any
                                        amount deducted in connection with
                                        partial withdrawals.

                             (b) During any subsequent Contract Year, the Death
                                 Benefit will be the
                                 greater of:

                                   (i)  the Contract Value, or

                                   (ii) the Death Benefit on the last day of the
                                        previous Contract Year plus any Payments made and less any amounts deducted in connection with partial withdrawals, since then.

                             2. If any Owner dies after their 85th birthday and
                                the oldest Owner had an attained age of less than 81 years on the Contract Date, the Death Benefit will be determined as the greater of:

                             (a) the Contract Value, or

                             (b) the excess of (i) over (ii) where:

                                   (i)  equals the sum of all Payments.

                                   (ii) equals the sum of any amounts deducted
                                        in connection with partial withdrawals.

                             3. If any Owner dies and the oldest Owner had an
                                attained age of 81 or greater on the Contract Date, the Death Benefit will be the Contract Value less any applicable Withdrawal Charges at the time of payment of benefits.

                             If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                             Death of Annuitant: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                             Death of Owner: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                             (a) The Beneficiary becomes the Contract Owner.

                             (b) The excess, if any, of the Death Benefit over
                                 the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                             (c) No additional Payments may be applied to the
                                 Contract.

                             (d) If the Beneficiary is not the deceased Owner's
                                 spouse, the entire interest in the Contract must be distributed under one of the following options:

                                 (i) The entire interest in the Contract must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or

                                 (ii) the entire interest in the Contract must
                                      be distributed within 5 years of the
                                      Owner's Death.

                                 If the Beneficiary dies before the
                                 distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                             (e) If the Beneficiary is the deceased Owner's
                                 spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary). Upon the death of the surviving spouse, the Death Benefit will equal the Contract Value at the time of the surviving spouse's death, and the entire interest in the Contract must be distributed to the new Beneficiary in accordance with the provisions of (d) (i) or (d) (ii) above.

                             (f) Withdrawal Charges will be waived on any
                                 withdrawals, unless the Death Benefit payable upon the Owner's death was defined under provision 3., Death Benefit Before Maturity Date above. If the Death Benefit was so defined, Withdrawal Charges will be assessed at the time a withdrawal occurs.

                             If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR          If annuity payments have been selected based on an
AFTER MATURITY DATE          Annuity Option providing for payments for a
                             guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH               Proof of death is required upon the death of the
                             Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service
                             Office:

                             (a) A certified copy of a death certificate.

                             (b) A certified copy of a decree of a court of
                                 competent jurisdiction as to the finding of death.

                             (c) Any other proof satisfactory to us.

PART 5                       PAYMENTS
--------------------------------------------------------------------------------

GENERAL All Payments under this Contract are payable at the Annuity Service Office or such other place as we may designate.

                             The minimum Payment will be $30. However, at least $300 must be paid during the first Contract Year. Payments may be made at any time. If a Payment would cause the Contract Value to exceed $1,000,000, or the Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.

NONPAYMENT OF PAYMENTS       If, prior to the Maturity Date, no Payments are
FOR TWO YEARS                made for two consecutive Contract Years, and if
                             both:

                             (a) the total Payments made, less any partial
                                 withdrawals, are less than $2,000; and

                             (b) the Contract Value at the end of such two year
                                 period is less than $2,000;

                             We may cancel the Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

ALLOCATION OF NET            When we receive Payments, the Net Payments will be
PAYMENTS                     allocated among Investment Options in accordance
                             with the allocation percentages shown on the Contract Specifications Page. You may change the allocation of subsequent Net Payments at any time, without charge, by giving us written notice.

PART 6                       VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT           We will establish a separate Investment Account for
                             you for each variable Investment Option to which you allocate amounts. The Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE     The Investment Account Value of an Investment
                             Account is determined by (a) times (b) where:

                             (a) equals the number of Accumulation Units
                                 credited to the Investment Account, and

                             (b) equals the value of the appropriate
                                 Accumulation Unit.

ACCUMULATION UNITS           We will credit Net Payments to your Investment
                             Accounts in the form of Accumulation Units. The number of Accumulation Units to be credited to each Investment Account of the Contract will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment Account.

                             Accumulation Units will be adjusted for any transfers and will be canceled on payment of a Death Benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION        The Accumulation Unit value for any Valuation
                             Period is determined by multiplying the
                             Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor" for the Investment Account for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one
                             Valuation Period to the next.

NET INVESTMENT FACTOR        The net investment factor for a variable Investment
                             Account is an index that measures the investment performance of a Sub-Account from one Valuation
                             Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:


                             (a) is the net result of:

                                 (1) the net asset value per share of a
                                     Portfolio share held in the Sub-Account
                                     determined as of the end of the current
                                     Valuation Period, plus

                                 (2) the per share amount of any dividend or
                                     capital gain distributions made by the
                                     Portfolio on shares held in the Sub-
                                     Account if the "ex-dividend" date occurs during the current Valuation Period, and

                             (b) is the net asset value per share of a Portfolio
                                 share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                             (c) is the Asset Fee as defined in Part 11, Fees
                                 and Deductions.

                             The net investment factor may be greater or less than, or equal to, one.

PART 7                       FIXED ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT           We will establish a separate Investment Account for
                             you each time you allocate amounts to a fixed
                             Investment Option. Any amounts you allocate to the same fixed Investment Option on the same day will establish a new Investment Account. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                             We will determine the guaranteed rate from time to time for new allocations, but in no event will the minimum guaranteed rate under a fixed Investment Account be less than 3%.

GUARANTEE PERIODS            For any amounts allocated to the fixed Investment
                             Options, you have the choice of the guarantee periods available. The amount can be allocated into any combination of the fixed Investment Options offered under this Contract.

                             Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same fixed Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in a particular fixed Investment Option would result in the guarantee period for that fixed Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that fixed Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE     The amount in the Investment Accounts will
                             accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account. The Investment Account
                             Value is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.

MARKET VALUE CHARGE          Any amounts withdrawn from a fixed Investment
                             Account, prior to the end of the guarantee period, may be subject to a Market Value Charge. The Market
                             Value Charge will only apply to amounts withdrawn from a fixed Investment Account pursuant to a partial withdrawal, total withdrawal, transfer or a loan. A Market Value Charge will not be assessed on amounts withdrawn from the 1-year fixed Investment
                             Account.

MARKET VALUE CHARGE          A Market Value Charge will be calculated separately
FACTOR                       for each fixed Investment Account affected.  The
                             Market Value Charge for a particular Investment
                             Account will be calculated by multiplying the amount withdrawn, loaned or transferred from the Investment Account by the adjustment factor described below.

                             The adjustment factor for a particular Investment Account is determined by the following formula:
                             0.75 x (B-A) x C/12

                             Where A, B and C are defined as follows:

                             A - The guaranteed interest rate on the Investment Account.

                             B - The guaranteed interest rate available, on the date the request is processed, for amounts allocated to a new Investment Account with the same length of guarantee period as the Investment Account from which amounts are being withdrawn.

                             C - The number of complete months remaining to the end of the guarantee period.

                             For purposes of this calculation, the maximum difference between "B" and "A" will be 3%. Furthermore, the Market Value Charge Factor will never be less than zero. The amount of Market Value Charge, if any, upon transfer or loan is specified in Part 9, Transfer Provisions, and upon withdrawal as specified in Part 10, Withdrawal Provisions.

PART 8                       ANNUITY PROVISIONS
--------------------------------------------------------------------------------

VARIABLE ANNUITY PAYMENTS    The amount of the first variable annuity payment is
                             determined by applying the portion of the Contract
                             Value used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes), to the appropriate tables(s) contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. Subsequent payments will be based on the investment performance of one or more
                             Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity
                             Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE        We guarantee that the dollar amount of each
GUARANTEE                    variable annuity payment will not be affected by
                             changes in mortality and expense experience.

ANNUITY UNIT VALUE           The value of an Annuity Unit for each Sub-Account
                             for any Valuation Period is determined as follows:

                             (a) The net investment factor for the Sub-Account
                                 for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                             (b) The result is adjusted to compensate for the
                                 interest rate assumed in the tables used to determine the first variable annuity payment.

                             The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS       The amount of each fixed annuity payment is
                             determined by applying the portion of the Contract
                             Value used to effect a Fixed Annuity measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in this Contract. If the table in use by us on the Maturity
                             Date is more favorable to you, we will use that table.

                             We guarantee the dollar amount of fixed annuity payments.

PART 9                       TRANSFERS
--------------------------------------------------------------------------------

TRANSFERS                    Before the Maturity Date you may transfer amounts
                             among Investment Accounts of the Contract. There is no transaction charge for transfers, however, amounts transferred from a fixed Investment Account prior to the end of the guarantee period may be subject to a Market Value Charge. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer, except for the Market
                             Value Charge, if applicable. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year to one per month or six at any time within a Contract Year.

                             You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account of the Contract from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                             We reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios. In addition, in accordance with applicable law, the Company reserves the right to modify or terminate the transfer privilege at any time.

                             Amounts may not be transferred from a fixed
                             Investment Account unless those amounts have been in the fixed Investment Account for at least one year. The Market Value Charge, if applicable, will be deducted from the amount transferred.

                             Once variable annuity payments have begun, you may transfer all or part of the investment upon which your variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units you hold in the Sub-Account from which you are transferring to a number of variable Annuity Units of the Sub-Account to which you are transferring so that the amount of a variable annuity payment, if it were made at that time, would not be affected by the transfer. After that, your variable annuity payments will reflect changes in the values of your new variable Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year after variable annuity payments have begun to four.

                             After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

TRANSFER MARKET VALUE        Amounts transferred from a fixed Investment Account
CHARGE                       may be subject to a Market Value Charge. For
                             Transfers, including transfers to the Loan Account pursuant to a loan request, the Market Value
                             Charge, if applicable, will be calculated by multiplying the amount transferred from each fixed
                             Investment Account by the Market Value Charge
                             Factor and deducted from the amount transferred.

                             If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be transferred from those Investment Accounts on a first-in-first-out basis.

                             The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount transferred.

                             In no event will the Market Value Charge be greater than 10% of the amount transferred.

                             In no event will the Market Value Charge reduce the amount transferred below the amount required under the non-forfeiture laws of the state that has jurisdiction over this contract.

PART 10                      WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE               Your Contract Value is equal to the total of the
                             Investment Account Values and, if applicable, any amount in the Loan Account attributable to the Contract.

PAYMENTS OF WITHDRAWALS      You may withdraw part or all of the Contract Value,
                             less any Debt, at any time before the earlier of your death or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS       We may defer the right of withdrawal from, or
                             postpone the date of payments from, the variable
                             Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                             Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders;
                             provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and
                             (3) exist.

                             We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL             Upon receipt of your request to withdraw all of
                             your Contract Value, we will terminate the Contract and pay you the Contract Value, less any applicable
                             Debt, Withdrawal Charges, Market Value Charges and the Annual Administration Fee.

PARTIAL WITHDRAWAL           If you are withdrawing part of the Contract Value,
                             you should specify the amount that should be withdrawn from each Investment Option of the Contract. If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on a first-in-first-out basis. If you do not specify, the requested amount will be withdrawn in the following order:

                             (a) Variable Investment Accounts on a pro rata
                                 basis,

                             (b) Fixed Investment Options beginning with the
                                 shortest guarantee period first and the longest guarantee period last.

                             We will deduct the Withdrawal Charge and the Market Value Charge, if applicable, from the Contract Value remaining after payment of the requested amount.

WITHDRAWAL CHARGE            If a withdrawal is made from the Contract before
                             the Maturity Date, a Withdrawal Charge (contingent deferred sales charge) may be assessed against Payments that have been in your Contract for less than 7 years. No Withdrawal Charge will apply to Payments being withdrawn that have been in the Contract for 7 or more years. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                             1. The free withdrawal amount is defined as the
                                greater of:

                                (a) the excess of the Contract Value on the date
                                    of withdrawal over the unliquidated
                                    Payments, or

                                (b) the excess of (i) over (ii), where:

                                    (i)  equals 10% of total Payments,

                                    (ii) equals 100% of all prior partial
                                         withdrawals, in that contract year.

                             The free withdrawal amount may be withdrawn free of a Withdrawal Charge.

                             The free withdrawal amount will be applied to your requested withdrawal in the following order:

                                (a) withdrawals from the variable Investment
                                    Accounts,

                                (b) withdrawals from fixed Investment Options
                                    beginning with the shortest guarantee period first and the longest guarantee period last.

                             2. If a withdrawal is made for an amount greater
                                than the free withdrawal amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next Payment second, etc...until all Payments have been liquidated.

                             3. A Withdrawal Charge will be assessed against
                                Payments liquidated that have been in the Contract for less than 7 years.

                             4. Any Payments liquidated are subject to a
                                Withdrawal Charge based on the length of time the Payment has been in this Contract. The Withdrawal Charge is determined by multiplying the amount of the Payment being liquidated by the applicable Withdrawal Charge Percentage obtained from the table below.

                                Number of Complete Years     Withdrawal Charge
                                  Payment has been in            Percentage
                                       Contract                  ----------
                                       --------
                                           0                         6%
                                           1                         6
                                           2                         5
                                           3                         5
                                           4                         4
                                           5                         3
                                           6                         2
                                           7+                        0

                             The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                             5. The Withdrawal Charge is deducted from the
                                Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge and/or Market Value Charge, if applicable.

                             6. In no event will the aggregate Withdrawal Charge
                                be greater than 6% of the total Payments made.

WITHDRAWAL MARKET VALUE      Amounts withdrawn from a fixed Investment Account
CHARGE                       may be subject to a Market Value Charge.  The total
                             Market Value Charge will be the sum of the Market
                             Value Charges for each Investment Account being withdrawn. For full withdrawals, the Market Value
                             Charge will be calculated on the total amount of each Investment Account, and the total Market Value
                             Charge will be deducted from the amount otherwise payable. For partial withdrawals, the Market Value
                             Charge will be calculated based on the withdrawal amount requested from each Investment Account and the Market Value Charge, if applicable, will be deducted from the remaining Investment Account
                             Value.

                             There will be no Market Value Charge on withdrawals from the fixed Investment Accounts in the following situations: (a) withdrawal from a 1-year fixed Investment Account, (b) death of the Owner, (c) amounts withdrawn to pay any fees or charges, (d) amounts applied at the Maturity Date to purchase an annuity at the guaranteed rates in the Annuity Option tables, and (e) amounts withdrawn from fixed Investment Accounts within one month prior to the end of the guarantee period.

                             An amount equal to 10% of total Payments less all prior withdrawals in that Contract Year may be withdrawn without the imposition of a Market Value Charge.

                             The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount withdrawn.

                             In no event will the Market Value Charge plus any Withdrawal Charges for an Investment Account be greater than 10% of the amount withdrawn.

                             In no event will the Market Value Charge reduce the amount payable on withdrawal below the amount required under the non-forfeiture laws of the state that has jurisdiction over this Contract.

FREQUENCY AND AMOUNT OF      You may make as many partial withdrawals as you
PARTIAL WITHDRAWAL           wish. Any withdrawal from an Investment Account of
                             the Contract must be at least $300 or the entire balance of the Investment Account, if less. If after the withdrawal, the amount remaining in the Investment Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.

PART 11                      FEES AND DEDUCTIONS
--------------------------------------------------------------------------------

ASSET FEE                    To compensate us for assuming mortality and expense
                             risks, and certain administration expenses, we deduct from each variable Investment Option a fee each Valuation Period at an annual rate of 1.40%. A portion of this Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Contract.

ANNUAL ADMINISTRATION FEE    To compensate us for assuming certain
                             administrative expenses, we charge an Annual
                             Administration Fee equal to $30 per year. Prior to the Maturity Date, the $30 Annual Administration
                             Fee is deducted on each Contract Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment
                             Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Contract
                             Anniversary, we will deduct the total amount of the $30 Annual Administration Fee from the amount paid.
                             During the annuity period, the $30 Annual
                             Administration Fee is deducted on a pro rata basis from each annuity payment.

                             Prior to the Maturity Date, when the Annual
                             Administration Fee is to be assessed, if the sum of all Investment Accounts exceeds $100,000.00, the $30 Annual Administration Fee will be waived.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

PART 12                      LOAN PROVISION (Certain Qualified Contracts only)
--------------------------------------------------------------------------------

GENERAL This loan provision applies only to certain Qualified Contracts. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.

PART 13                      PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY OPTIONS    Instead of settlement in accordance with the
                             Annuity Options described below, you may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY       Option 1: Life Annuity
OPTIONS

                             (a) Life Non-Refund. We will make payments during
                                 the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                             (b) Life 10-Year Certain. We will make payments for
                                 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                             Option 2: Joint and Survivor Life Annuity

                             The second Annuitant named shall be referred to as the Co-Annuitant.

                             (a) Joint and Survivor Non-Refund. We will make
                                 payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                             (b) Joint and Survivor with 10-Year Certain. We
                                 will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES        The annuity payment rates on the attached tables
                             show, that for each $1,000 applied, the dollar amount of both (a) the first monthly variable annuity payment based on the assumed interest rate of 3% and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                             The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

                               Calendar Year of Birth    Adjustment to Actual Age
                               ----------------------    ------------------------
                                    1899-1905                       +6
                                    1906-1911                       +5
                                    1912-1918                       +4
                                    1919-1925                       +3
                                    1926-1932                       +2
                                    1933-1938                       +1
                                    1939-1945                        0
                                    1946-1951                       -1
                                    1952-1958                       -2
                                    1959-1965                       -3
                                    1966-1972                       -4
                                    1973-1979                       -5
                                    1980-1986                       -6
                                    1987+                           -7

                             The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                         AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE
                             OPTION 1: LIFE ANNUITY

  Option 1(A):  Non-Refund              Option 1(B): 10-Year Certain
  ---------------------------------     ----------------------------------
  Adjusted Age of                       Adjusted Age of
     Annuitant      Male     Female        Annuitant      Male      Female
  ---------------------------------     ----------------------------------
         55         4.23      3.83            55          4.19       3.82
         60         4.64      4.15            60          4.57       4.12
         65         5.20      4.57            65          5.05       4.51
         70         5.94      5.13            70          5.65       5.02
         75         6.91      5.91            75          6.35       5.67
         80         8.21      6.98            80          7.13       6.45
         85         9.94      8.47            85          7.90       7.29


                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY
Option 2(A): Non-Refund

                                      Age of Co-Annuitant
     --------------------------------------------------------------------
     Adjusted Age
     of Male         10 Years   5 Years    Same       5 Years    10 Years
     Annuitant       Younger    Younger    Age        Older      Older
     --------------------------------------------------------------------
     55              3.24       3.38       3.53       3.69       3.83
     60              3.40       3.58       3.78       3.98       4.16
     65              3.61       3.85       4.10       4.36       4.61
     70              3.88       4.19       4.53       4.88       5.20
     75              4.23       4.64       5.10       5.57       6.00
     80              4.70       5.26       5.88       6.51       7.06
     85              5.34       6.09       6.94       7.76       8.43

Option 2(B): 10 Year Certain

                                     Age of Co-Annuitant
     -----------------------------------------------------------------
     Adjusted Age
     of Male         10 Years    5 Years   Same     5 Years   10 Years
     Annuitant       Younger     Younger   Age      Older     Older
     -----------------------------------------------------------------
     55              3.24        3.38      3.53     3.69      3.83
     60              3.40        3.58      3.78     3.98      4.16
     65              3.61        3.85      4.10     4.36      4.59
     70              3.88        4.18      4.52     4.86      5.16
     75              4.23        4.63      5.07     5.50      5.86
     80              4.68        5.21      5.78     6.30      6.69
     85              5.27        5.95      6.62     7.18      7.56
     -----------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.

                       This page left intentionally blank.

--------------------------------------------------------------------------------

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA
--------------------------------------------------------------------------------

Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.